EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on
Form S-8 (No.333-71730) of Chinawe.com Inc. of our report dated March 31, 2006 which appears on page F-1 of this annual report on Form 10-KSB for the year ended December 31, 2005.

/s/ Moores Rowland Mazars
Chartered Accountants
Certified Public Accountants

Hong Kong
March 31, 2006